Exhibit 10.1

GENTIVA HEALTH SERVICES, INC.

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) dated as of [—], 2014, is made by and between Gentiva Health Services, Inc., a Delaware corporation (the “Company”), and [—] (“Indemnitee”).

RECITALS

A. The Company desires to attract and retain the services of highly qualified individuals as directors and officers and both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies.

B. The Company’s Amended and Restated Certificate of Incorporation (the “Certificate”) and Amended and Restated By-Laws (the “Bylaws”) require the Company to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, as amended (the “DGCL”), under which the Company is organized, and expressly provide that the indemnification provided therein is not exclusive of any other indemnification rights the Company provides and contemplates that the Company may enter into separate agreements with its directors, officers, other employees and agents as shall be expressly authorized by the Board of Directors of the Company (the “Board”), to set forth specific indemnification provisions.

C. The Company desires and has requested Indemnitee to serve or continue to serve as a director or officer of the Company and has proffered this Agreement to Indemnitee as an additional inducement to serve in such capacity.

D. Indemnitee is willing to serve, or to continue to serve, as a director or officer of the Company if Indemnitee is furnished the indemnity provided for herein by the Company.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions. For purposes of this Agreement:

(a) Beneficial Owner. “Beneficial Owner” (and correlative terms such as “Beneficial Ownership”) has the meaning given to the term “Beneficial Owner” for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)

(b) Change in Control. “Change in Control” means the occurrence after the date of this Agreement of any of the following events:

(i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the

Company’s then outstanding Voting Securities unless the change in relative Beneficial Ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors;

(ii) the consummation of a reorganization, merger or consolidation, unless immediately following such reorganization, merger or consolidation, all of the Beneficial Owners of the Voting Securities of the Company immediately prior to such transaction beneficially own, directly or indirectly, more than a majority of the combined voting power of the outstanding Voting Securities of the entity resulting from such transaction;

(iii) during any period of two consecutive years, not including any period prior to the execution of this Agreement, individuals who at the beginning of such period constituted the Board (including for this purpose any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board; or

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

(c) Expenses. (i) “Expenses” shall be broadly construed and shall include, without limitation, all out-of-pocket costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees, other professional and expert fees, court costs, transcript costs, travel expenses, duplicating, printing and binding costs, telephone charges, and all other costs and expenses incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness or participate in, any Proceeding. Expenses also shall include (A) expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, and (Bi) for purposes of Section 6 only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of Judgments or fines against Indemnitee. The parties agree that for the purposes of any advancement of Expenses for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable shall be presumed conclusively to be reasonable and no Expense shall be deemed unreasonable solely because such Expense exceeds amounts that may be customary therefor.

(ii) In the event Indemnitee is required to spend more than three hours in the course of any day (including preparation and travel time) as a witness (including as a deposition witness) in connection with a Proceeding (other than a Proceeding in respect of which Indemnitee is not entitled to indemnification in accordance with Section 10(b) hereof or has been determined not to be entitled to indemnification in accordance with Section 7 hereof),

Indemnitee shall be entitled to reasonable compensation from the Company for his or her time so spent and, accordingly in such event, the term “Expenses” shall also include reasonable compensation for such time spent by Indemnitee (as well as travel, lodging and meal expenses reasonably incurred by Indemnitee in connection with attending such a Proceeding), provided, however, that such compensation shall not be payable if Indemnitee at such time is serving as a director or officer of, or is otherwise in the employment of, or otherwise providing services for compensation to, the Company or any Subsidiary (but such Expenses will be payable regardless of employment status). In the absence of any other agreement between the Company and the Indemnitee, the rate of compensation to be provided to Indemnitee in such event for any such day (or part thereof) as to which compensation is due hereunder shall be equal to not less than the quotient of (x) sum of the annual retainer fee plus per meeting fees, if any, paid to an independent director of the Company during the Company’s most recently completed fiscal year during the entirety of which the Company was a reporting issuer under the Exchange Act, divided by (y) the product of (A) the number of days on which meetings (telephonic and in person) of the Board were held during such fiscal year multiplied by (B) three.

(d) Independent Counsel. “Independent Counsel” means a law firm, or a partner (or, if applicable, shareholder or member) of such a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any Person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(e) Judgments. “Judgments” shall be broadly construed and shall include any judgment (including, without limitation, any award of damages and any mandatory or prohibitory injunction, rescission, imposition of a constructive trust, an accounting or any other equitable relief or a declaratory judgment), arbitral award, fine or penalty, or any tax for which the Company or any Subsidiary would also or otherwise be liable, for which Judgments Indemnitee shall become liable or to which Indemnitee shall become subject as a result of any Proceeding and any amount paid in settlement of any Proceeding.

(f) Person. “Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity and includes the meaning set forth in Sections 13(d) and 14(d) of the Exchange Act.

(g) Proceeding. “Proceeding” shall be broadly construed and shall include, without limitation, any threatened, pending, or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or other proceeding, and any appeal (at any level) therefrom, whether brought in the right of the Company or otherwise and whether of a civil, criminal, legislative, administrative or investigative nature (including, without limitation, any notice of liability for any tax), and in which Indemnitee was, is or is threatened to be, involved as a party, a witness or otherwise by reason of: (i) the fact that Indemnitee is or was a director or officer of the Company; (ii) the fact that any action was taken or omitted, or is alleged to have been taken or omitted, by Indemnitee as a director or officer of the Company or, at a time when Indemnitee was serving as a director or officer of the Company, in any other capacity on behalf of the Company or any Subsidiary; or (iii) the fact that Indemnitee is or was serving at the request of the Company as a director, officer, trustee, partner, employee or fiduciary of another corporation or a partnership, joint venture, trust, employee benefit plan or other enterprise (as the case may be), whether or not Indemnitee is serving in any such capacity at the time when any liability or Expense is incurred for which indemnification, reimbursement, or advancement of Expenses is provided under this Agreement.

(h) Subsidiary. “Subsidiary” means any corporation, limited liability company, partnership or other Person of which more than 50% of the outstanding Voting Securities or equity interests are Beneficially Owned, directly or indirectly, by the Company and one or more of its Subsidiaries, and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other entity of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, partner, employee or fiduciary of such entity or any manager or general partner of such entity.

(i) Voting Securities. “Voting Securities” means any securities of the Company that vote generally in the election of directors.

2. Consideration.

(a) The Company acknowledges that its obligations imposed under this Agreement are in addition to and of force and effect independent of its obligations to Indemnitee under the Certificate or Bylaws, that this Agreement is intended to induce Indemnitee to serve, or continue to serve, as a director or officer of the Company, and that Indemnitee is relying upon this Agreement in serving as a director or officer of the Company. This Agreement shall survive the termination of Indemnitee’s service with the Company or its Subsidiaries.

(b) In reliance upon the Company’s obligations under this Agreement, Indemnitee is commencing or continuing to serve as a director or officer of the Company. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law). The Company shall have no obligation under this Agreement to continue Indemnitee in such position or any other position for any period of time and shall not be precluded by the provisions of this Agreement from removing Indemnitee from any such position at any time.

3. Rights to Indemnification. Subject to Sections 7 and 10 hereof, the Company shall indemnify Indemnitee if Indemnitee is, or is threatened to be, made a party to or otherwise involved in any Proceeding, from and against any and all Judgments and Expenses incurred by Indemnitee in connection with such Proceeding and any Judgments resulting from such a Proceeding (including, without limitation, any tax also or otherwise payable by the Company or any Subsidiary for which Indemnitee becomes liable and which Indemnitee has paid and any tax payable by Indemnitee as a result of the receipt of indemnification pursuant to this Agreement); provided, however, that with respect to any Proceeding that is a Proceeding by or in the right of the Company to procure a Judgment in its favor, indemnification shall be provided for any claim, issue or matter as to which Indemnitee has been adjudged to be liable to the Company only to the extent that a court of competent jurisdiction shall ultimately determine in a final Judgment, not subject to appeal, that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. For the avoidance of doubt, Expenses incurred by Indemnitee in connection with Indemnitee or any Person associated with Indemnitee soliciting proxies with respect to the election of a director of the Company or any other matter submitted for a vote of the stockholders of the Company shall not be considered Expenses subject to indemnification or advancement pursuant to this Agreement (except to the extent such Expenses are incurred at the Company’s request); provided, however, that (i) Expenses incurred by Indemnitee in connection with a Proceeding to which Indemnitee is made a party or otherwise involved or threatened to be made a party or otherwise involved and that arises out of or relates to any such proxy solicitation shall be Expenses subject to indemnification and advancement pursuant to this Agreement except as otherwise provided by Sections 7 or 10 hereof and (ii) nothing in this sentence is intended to limit the Company’s expenditure of funds in connection with the solicitation of proxies on behalf of the Board or the reimbursement by the Company as permitted by law of costs or Expenses in connection with any other solicitation of proxies that is determined to have been for the benefit of the Company.

4. Indemnification of Expenses of Successful Defense. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, including the dismissal of any Proceeding without prejudice, the Company shall indemnify Indemnitee from and against all Expenses incurred by Indemnitee in connection with such Proceeding.

5. Partial Indemnification. Subject to Sections 7 and 10 hereof, if Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses incurred by Indemnitee, but is precluded by applicable law or the specific terms of this Agreement to indemnification for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

6. Right to Advancement of Expenses. The Company shall as herein further provided advance to and reimburse Indemnitee, in advance of determining Indemnitee’s entitlement to indemnification hereunder, for any Expenses incurred by Indemnitee in connection with a Proceeding, including a Proceeding to enforce Indemnitee’s rights hereunder in accordance with Section 8 of this Agreement. Indemnitee shall also be entitled to advancement and reimbursement of any and all Expenses incurred by Indemnitee in preparing and submitting to the Company information to support requests for indemnification or advancement of Expenses hereunder. Such advancement or reimbursement shall be made within twenty (20) days after the receipt by the Company of a written statement or statements requesting such advances or reimbursement (which shall include copies of invoices received by Indemnitee documenting with reasonable particularity the services for which such Expenses were incurred but, in the case of invoices in connection with legal services, no references to legal work performed or to expenditures made shall be required that, in the reasonable opinion of Indemnitee’s counsel, would cause Indemnitee to waive any privilege accorded by applicable law). Upon request of the Company, Indemnitee shall provide an undertaking confirming Indemnitee’s obligation to repay the advancement of Expenses if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final Judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company against such Expenses. Advances shall be unsecured, interest free and without regard to Indemnitee’s ability to repay the Expenses. Indemnitee agrees that, without limiting the Company’s right to seek further written confirmation from Indemnitee to such effect, the execution and delivery of this Agreement by Indemnitee shall constitute an undertaking by Indemnitee to repay to the Company any advance of Expenses or reimbursements made by the Company if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final Judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company against such Expenses. The right to advancement and reimbursement of Expenses under this Section 6 shall continue until final disposition, not subject to appeal, of any Proceeding. Notwithstanding the foregoing, Indemnitee shall not be entitled to advancement or reimbursement of Expenses incurred in a Proceeding commenced by Indemnitee for which Indemnitee has been properly determined not to be entitled to indemnification in accordance with Section 7 hereof or is not entitled to indemnification in accordance with Section 10 hereof, provided that the Company shall make a determination with respect thereto within 20 days after receiving a request from Indemnitee for such advancement or reimbursement (but the Company shall not be precluded from thereafter making such determination based on additional facts or information that becomes available to it). Within 24 hours after making such determination, the Company shall provide a report thereof to Indemnitee stating in reasonable detail the basis for such determination.

7. Notice and Other Procedures.

(a) Notification of Proceeding. Indemnitee will notify the Company in writing promptly upon being served with any summons, citation, subpoena, complaint, indictment, information, notice of liability or other document relating to any Proceeding which may be subject to indemnification or advancement of Expenses hereunder; provided, however, that the failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to provide indemnification or to advance Expenses to Indemnitee under this Agreement or otherwise unless the Company shall have been demonstrably and materially prejudiced by not having notice of such Proceeding.

(b) Request for Indemnification and Indemnification Payments. Indemnitee shall notify the Company in writing promptly upon receiving notice of the issuance of any Judgment or arbitral award or any demand or other requirement to make a payment of a Judgment or a tax in respect of which Indemnitee believes Indemnitee is entitled to indemnification under the terms of this Agreement; provided, however, that the failure of Indemnitee so to notify the Company shall not relieve the Company of any obligation which it may have to provide indemnification to Indemnitee against such Judgment or tax under this Agreement or otherwise, unless the Company shall have been demonstrably and materially prejudiced by not having notice of the issuance of any such Judgment or arbitral award or any demand or other requirement under this Section 7(b). If Indemnitee is determined to be entitled to indemnification or payment of Expenses hereunder, then any amounts to which Indemnitee shall be entitled shall be paid to Indemnitee with 20 days after such determination.

(c) Indemnification Determinations. Upon request of Indemnitee, the Company, shall promptly (and in any event in accordance with the following timing requirements), make a determination in good faith as to whether with respect to the matter as to which such indemnification is requested Indemnitee satisfied the applicable standard for conduct for indemnification, such determination to be made:

(i) if Indemnitee is a director or officer at the time the determination is to be made, by (A) the Board by the vote at a meeting thereof of a majority of the members of the Board who are not parties to such Proceeding, even if less than a quorum (or by the unanimous written consent of all the Board members, provided there is at least one member who is not a party to such Proceeding) or (B) by a committee of the Board composed of directors who are not parties to such Proceeding (which committee may consist of one director if there are not more than one who is not such a party) and authorized and designated to make such decision by the vote at a meeting of the Board of a majority of the members of the Board who are not parties to such Proceeding, even if less than a quorum (or authorized and designated by the unanimous written consent of all the Board members, provided there is at least one member who is not a party to such Proceeding) or (C) if there are no directors who are not parties to such Proceeding, or if so directed by the Board by action of the directors satisfying the requirements of clause (A) of this subparagraph or if so directed by a committee of the Board composed and designated in compliance with the requirements of clause (B) of this subparagraph, or if a Change in Control shall have occurred and Indemnitee requests, by Independent Counsel in a reasonably detailed written opinion; or

(ii) if Indemnitee is not a director or officer at the time the determination is to be made, (A) by the Board or a committee thereof by action thereof satisfying the requirements of clause (A) or (B) of subparagraph (i) of this Section or (B) if directed by the Board or a duly authorized committee, or if a Change in Control shall have occurred and Indemnitee requests, by Independent Counsel in a written opinion.

(iii) The Company shall use its best efforts to cause a meeting of the Board or a Board committee to be held for purposes of making the determination of Indemnitee’s satisfaction of the applicable standard of conduct, or the appointment of Independent Counsel to make such determination, to be held within 15 days of receipt of Indemnitee’s request for indemnification and to have any such determination, including a determination to be made by Independent Counsel if such a determination is to be made, completed within 30 days after such receipt. The Company shall give Indemnitee: (i) written notice of the scheduling of any such Board or Board committee meeting at least seven days prior to the scheduled date; (ii) an opportunity, together with counsel and other representatives, to present in person Indemnitee’s views on the matter, along with any supporting documentation; and (iii) within 24 hours after making such determination, the Company or Independent Counsel, as applicable, shall provide a report thereof to Indemnitee (and to the Company in the case of a determination made by Independent Counsel) stating in reasonable detail the basis for such determination.

(d) Standards to be Applied. Any such determination shall be reasonably made by the decision-making party based upon the facts known to the decision-making party at the time such determination is made. The termination of a Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, by itself, create a presumption that Indemnitee did not satisfy any applicable standard of conduct. In making any such determination, the Person or Persons making such determination shall presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the Company shall have the burden of proof to overcome that presumption and establish that Indemnitee is not so entitled. With respect to actions concerning an employee benefit plan of the Company or any Subsidiary, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of the employee benefit plan, Indemnitee shall be deemed to have acted in a manner not opposed to the best interests of the Company. For purposes of any determination hereunder, Indemnitee shall be deemed to have acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe Indemnitee’s conduct was unlawful, if Indemnitee’s action is based on (i) the records or books of account of the Company or a Subsidiary, including financial statements, (ii) information supplied to Indemnitee by the officers or agents of the Company or a Subsidiary in the course of their duties, (iii) the advice of legal counsel for the Company or a Subsidiary, or (iv) information or records given or reports made to the Company or a Subsidiary by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or a Subsidiary. The provisions of this Section 7(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met any applicable standard of conduct necessary to be indemnified hereunder. If the determination is to the effect that Indemnitee did not meet the applicable standard of conduct in respect of the matter for which indemnification is sought hereunder, the Company shall give Indemnitee a reasonably detailed statement of the reasons for such determination which statement shall be provided in writing not more than 24 hours after such determination has been made. Such determination shall be without prejudice to Indemnitee’s right to have a court determination thereof made in accordance with Section 8 hereof. Claims for advancement of Expenses shall be made under the provisions of Section 6 hereof rather than Section 7(c) and this Section 7(d).

(e) Assumption of Defense. In the event the Company shall be requested by Indemnitee to pay the Expenses of any Proceeding and the Company shall acknowledge in writing to Indemnitee its obligation under Section 6 hereof to pay such Expenses, the Company shall be entitled to assume the defense of such Proceeding, or to participate to the extent permissible in such Proceeding, with counsel reasonably acceptable to Indemnitee. Upon assumption of the defense by the Company and the retention of such counsel by the Company, the Company shall not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, provided that Indemnitee shall have the right to employ separate counsel in such Proceeding at Indemnitee’s sole cost and expense. Notwithstanding the foregoing, if Indemnitee’s counsel delivers a written notice to the Company stating that such counsel has reasonably concluded that there is an actual or potential conflict of interest between the Company and Indemnitee, or between Indemnitee and another defendant in such Proceeding represented by such counsel retained by the Company in the conduct of any such defense, or the Company shall not, in fact, have employed counsel or otherwise actively pursued the defense of such Proceeding within a reasonable time, then in any such event the fees and Expenses of Indemnitee’s counsel to review whether there is such a conflict of interest and provide notice of a conflict of interest and to defend such Proceeding shall be subject to the indemnification and advancement of Expense provisions of this Agreement.

8. Enforcement of Rights Hereunder.

(a) Enforcement. In the event the Company (i) fails to make a timely indemnification payment or a timely determination of Indemnitee’s entitlement to indemnification in accordance with Section 7(c) and (d) and Section 10 hereof or (ii) determines in accordance with Section 7(c) and (d) hereof that Indemnitee is not entitled to indemnification, (iii) fails to advance in a timely manner Expenses in accordance with Section 6 hereof, or (iv) otherwise fails to perform its obligations set forth in this Agreement, then, subject to Section 18, Indemnitee shall have the right to apply to any court of competent jurisdiction for the purpose of determining Indemnitee’s entitlement to indemnification or enforcing Indemnitee’s right to indemnification or advancement of Expenses pursuant to this Agreement, or otherwise enforcing Indemnitee’s rights under this Agreement, as applicable. In such a Proceeding, the burden of proof shall be on the Company to prove that indemnification, advancement of Expenses or enforcement of Indemnitee’s other rights hereunder is not required under this Agreement or permitted by applicable law. Any determination by the Company (including its Board, Board committee or Independent Counsel) that Indemnitee is not entitled to any particular right hereunder, including indemnification, shall not be a defense by the Company to an action to determine Indemnitee’s entitlement to any such right nor create any presumption that Indemnitee is not entitled to the enforcement of any such right, including, indemnification or advancement of Expenses hereunder and Indemnitee shall be entitled to a de novo determination of Indemnitee’s entitlement thereto in any court of competent jurisdiction. No statement submitted to the Company by or on behalf of Indemnitee in connection with any such determination shall be admissible against Indemnitee in any Proceeding to enforce Indemnitee’s rights under this Agreement.

(b) Indemnification of Enforcement and Certain Other Expenses. The Company shall indemnify Indemnitee against all Expenses incurred by Indemnitee in connection with any Proceeding to determine, or enforce, Indemnitee’s rights under this Agreement hereunder (including any Proceeding commenced by Indemnitee), except in a situation where (i) the Company has properly determined that Indemnitee is not entitled to indemnification in accordance with Section 7 hereof or has properly determined that Indemnitee is not entitled to indemnification in accordance with Section 10 hereof and (ii) the Company prevails on the merits in all material respects in such Proceeding with respect to such determination; provided, however, that if Indemnitee requests advancement by the Company of Expenses incurred by Indemnitee in connection with a Proceeding commenced by Indemnitee to enforce his or her rights hereunder then such Expenses shall be repaid to the Company to the extent as determined in a final judgment not subject to appeal issued in such Proceeding that Indemnitee is not entitled to be indemnified by the Company against such Expenses pursuant to clauses (i) and (ii) of this Section 7(b).

(c) No Offset. Indemnitee’s rights hereunder to receive payment of amounts as indemnification or advancement of Expenses shall not be subject to offset, set-off or reduction on account of, and shall be separate from, any obligation or liability that Indemnitee may have to the Company or any Subsidiary and shall be paid without regard thereto.

9. Insurance. Unless the Board of the Company determines that the cost of such policy is unreasonable, the Company shall maintain an insurance policy or policies providing liability insurance for directors and officers of the Company, including any “tail coverage” in an amount of coverage not less than that in effect on the date hereof (“D&O Insurance”), and the Company shall use its best efforts to cause Indemnitee, at the Company’s expense, to be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any then-current director or officer of the Company or any Subsidiary under such policy or policies. The cost of such coverage shall not be deemed unreasonable if the premium therefor does not exceed 200 percent of the premium for such coverage carried by the Company on the date hereof; provided, however, that if the cost of such coverage would exceed such limit, then the Company shall purchase the greatest amount of coverage as may be available that would not exceed such limit. Indemnitee is entitled to the receipt of a copy of any such policy and copies of all notices and communications between the Company (or on its behalf) and the insurer (or any representative thereof) with respect to any matter affecting any claim thereunder in respect of Indemnitee. If, at the time of its receipt of a notice of a Proceeding pursuant to the terms hereof, the Company has D&O Insurance in effect and the Proceeding relates to one or more claims that could be covered by such D&O Insurance, the Company shall give notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies (with simultaneous notice to Indemnitee). The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies and shall not discriminate against Indemnitee in regard to Indemnitee’s access to coverage under such policy or policies in comparison to any other then-current director or officer. Indemnitee agrees to cooperate with the Company by providing any reasonable release requested by the insurance carrier and corresponding release of the Company for payments made to Indemnitee in satisfaction of the Company’s indemnification and other obligations hereunder.

10. Exceptions.

(a) Certain Matters. Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee on account of (i) any Proceeding with respect to remuneration paid to Indemnitee as a director or officer if it is determined by final Judgment, not subject to appeal, or other final adjudication, not subject to appeal, that such remuneration was provided in violation of law or (ii) a final Judgment rendered against Indemnitee for an accounting, disgorgement or repayment of profits made from the purchase or sale by Indemnitee of securities of the Company, or in connection with a settlement by or on behalf of Indemnitee to the extent it is acknowledged by Indemnitee and the Company that such amount paid in settlement resulted from Indemnitee’s conduct from which Indemnitee received monetary personal profit, in violation of the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or (iii) any Proceeding for which the Board (or any committee thereof) has properly determined prior to the date of this Agreement that Indemnitee is not entitled to indemnification. For purposes of the foregoing sentence, a final judgment or other adjudication may be reached in either the underlying Proceeding in connection with which indemnification is sought or a separate Proceeding to establish rights and liabilities under this Agreement. The exclusion provided by clause (i) of the first sentence of this Section 10(a) hereof shall not limit the exclusions provided by Section 10(b) hereof.

(b) Other Exceptions. Any provision herein to the contrary notwithstanding, the Company shall not be obligated to indemnify or advance Expenses to Indemnitee with respect to Proceedings or claims (i) initiated or brought by Indemnitee against the Company or its current or former directors, officers, employees or other agents and not by way of defense or counterclaim, except (A) with respect to Proceedings brought to establish or enforce a right of Indemnitee under this Agreement or the right of Indemnitee to indemnification or payment or advancement of Expenses under any other agreement, provision in the Certificate or Bylaws or applicable law or (B) with respect to any other Proceeding initiated by Indemnitee that is either approved by the Board or with respect to which Indemnitee’s participation is required by applicable law or (ii) if a final judgment by a court of competent jurisdiction, not subject to appeal, determines that such indemnification under this Agreement is prohibited by applicable law. However, indemnification or advancement of Expenses may be provided by the Company in specific cases as to which indemnification or advancement of Expenses is excluded by the foregoing provisions of this Section 10(b) if the Board determines it to be appropriate.

(c) Unauthorized Settlements. Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee under this Agreement for any amounts paid in settlement of a Proceeding effected without the Company’s written consent. Neither the Company nor Indemnitee shall unreasonably withhold consent to any proposed settlement; provided, however, that the Company may in any event decline to consent to (or to otherwise admit or agree to any liability for indemnification hereunder in respect of) any proposed settlement if the Company is also a party in such Proceeding and determines in good faith that such settlement is not in the best interests of the Company and its stockholders and Indemnitee may in any event to decline to consent to any proposed settlement if Indemnitee is not provided a full and unconditional release in respect thereof, such proposed settlement includes any injunctive or other equitable relief against Indemnitee, or the Company has not agreed to indemnify and pay all Judgments and Expenses of Indemnitee in respect thereof. If a Change in Control shall have occurred, the failure of the Company to object to any written request for such consent within 14 calendar days after receipt shall be deemed to be a grant of such consent.

(d) Securities Law Liabilities. Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee or otherwise act in violation of any undertaking appearing in and required by the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Act”), or in any registration statement filed with the Securities and Exchange Commission (the “SEC”) under the Act. Indemnitee acknowledges that paragraph (h) of Item 512 of Regulation S-K currently generally requires the Company to undertake in connection with any registration statement filed under the Act to submit the issue of the enforceability of Indemnitee’s rights under this Agreement in connection with any liability under the Act to a court of appropriate jurisdiction with respect to the consistency of the indemnification provided hereunder with public policy and to be governed by any final adjudication, not subject to appeal, of such issue. Indemnitee specifically agrees that any such undertaking shall supersede any contrary provisions of this Agreement and that Indemnitee’s rights hereunder shall be subject to any such undertaking. In addition, Indemnitee acknowledges that the SEC believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication. Accordingly, Indemnitee further acknowledges that the Company may submit claims for indemnification against liabilities imposed under such laws made by Indemnitee hereunder to such adjudication in connection with handling such claims in accordance with Section 7 hereof.

11. Nonexclusivity and Survival of Rights. The provisions for indemnification and advancement of Expenses set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may at any time be entitled under any provision of applicable law, the Certificate, Bylaws, any insurance policy or other agreements, both as to action in Indemnitee’s capacity as a director, officer or any other capacity. However, where they are applicable, the procedures and standards provided by this Agreement shall apply with respect to Indemnitee’s right to indemnification and advancement of Expenses. Indemnitee’s rights hereunder shall continue after Indemnitee has ceased acting as a director or officer of the Company and shall inure to the benefit of the heirs, executors, administrators, legal representatives and assigns of Indemnitee. The obligations and duties of the Company to Indemnitee under this Agreement shall be binding on the Company and its successors and assigns until terminated in accordance with its terms. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree in writing to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her status as such prior to such amendment, alteration or repeal. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, by Indemnitee shall not prevent the concurrent assertion or employment of any other right or remedy by Indemnitee.

12. Term; Termination. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director or officer of the Company or is serving at the request of the Company as a director, officer, trustee, partner, employee or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall continue thereafter with respect to any Proceeding or possible claims based on the fact that Indemnitee was a director or officer of the Company or was serving at the request of the Company as a director, officer, manager, trustee, partner, employee or fiduciary of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise.

13. Subrogation. In the event a payment is made to Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who, at the request and expense of the Company, shall execute all papers required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

14. Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or hereafter permitted by law. To the extent that a change in the DGCL, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Certificate, Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee be entitled to the greater benefits afforded by such change. No change in the DGCL or any judicial interpretation thereof after the date hereof that reduces or restricts the rights of Indemnitee under this Agreement shall be applied or construed to reduce or restrict the rights of Indemnitee hereunder as the same may exist on the date hereof. This Agreement shall be deemed to have been drafted by the Company and any ambiguities herein shall be construed against the Company.

15. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of the Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 14 hereof; and (c) if requested by a party hereto, the other party shall negotiate in good faith to amend such invalid, illegal or unenforceable provision to give the fullest effect possible to such provision as originally written and to maintain to fullest extent possible the rights and obligations of the parties as originally set forth herein.

16. Amendment and Waiver. No supplement, modification, amendment, termination, waiver or cancellation of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

17. Notice. Except as otherwise provided herein, any notice, demand, waiver, claim, determination, report, request, consent or other communications to be given pursuant to the terms of this Agreement shall be in writing sent by hand delivery, first-class or overnight mail or courier service, facsimile transmission or electronic mail. If by facsimile transmission or electronic mail, shall be deemed to have been validly served, given or delivered when sent, (i) if by email, including via pdf file, when sent, subject to confirmatory delivery by means set forth in the following clauses, (ii) if by hand delivery, overnight mail or courier service, shall be deemed to have been validly served, given or delivered upon actual delivery and, if (iii) mailed, shall be deemed to have been validly served, given or delivered three (3) business days after deposit in the United States mail, as registered or certified mail, with proper postage prepaid to the addresses listed below:

If to the Company:

Gentiva Health Services, Inc.

3350 Riverwood Parkway, Suite 1400

Atlanta, Georgia 30339

Telephone: (770) 951-6450

Facsimile: (770) 541-3712

email:

Attention: General Counsel

If to Indemnitee:

[            ]

18. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, without giving effect to the principles, policies or provisions thereof governing conflict or choice of laws that would cause the laws of another jurisdiction to be applied. All Proceedings arising out of or relating to this Agreement shall be heard and determined in a court of competent jurisdiction in the State of Delaware, and the parties hereby irrevocably submit to the exclusive jurisdiction of such court in any such Proceeding and irrevocably waive any defense of inconvenient forum to the maintenance of any such Proceeding in such court. The parties agree that a final Judgment in any such Proceeding, not subject to appeal, shall be conclusive and may be enforced in other jurisdictions by suit on the Judgment or in any other manner provided by applicable law. The parties hereby waive any and all right to trial by jury in any Proceeding arising out of or relating to this Agreement.

19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement.

20. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

21. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, written and oral, between the parties with respect to the subject matter of this Agreement; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate, the Bylaws, the DGCL and any other applicable law, and shall not be deemed a substitute therefor, and does not diminish or abrogate any rights of Indemnitee thereunder.

22. Representations. Each of the Company and Indemnitee hereby represents that this Agreement constitutes a valid and binding obligation of the Company and Indemnitee, as applicable, enforceable against each of them in accordance with its terms (subject in each case to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally, to general principles of equity and to public policy).

23. Interpretation. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive and means “and/or.” Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement effective as of the date first above written.

GENTIVA HEALTH SERVICES, INC.

By:

Name:
Title:

INDEMNITEE

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